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                                                                    Exhibit 99.1


       CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Wilsons The Leather Experts Inc.


Date: September 16, 2002            /s/ Joel N. Waller
                                    --------------------------------------------
                                    Joel N. Waller, Chairman of the Board of
                                    Directors and Chief Executive Officer
                                    (principal executive officer)


Date: September 16, 2002            /s/ Peter G. Michielutti
                                    --------------------------------------------
                                    Peter G. Michielutti, Senior Vice President
                                    and Chief Financial Officer
                                    (principal financial and accounting officer)